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                                GERALD B. FINCKE

                                 ATTORNEY AT LAW
                              2300 E. GRAVES AVENUE
                           ORANGE CITY, FLORIDA 32763
                                 (904) 775-0221
                              (904) 775-1343 (FAX)



                                                                     EXHIBIT 5

February 25, 1997


The Board of Directors
Magnetic Technologies Corporation
770 Linden Avenue
Rochester, New York 14625

Lady and Gentlemen:

As counsel for Magnetic Technologies Corporation ("the Company"), I have been asked to render my opinion to you concerning the issuance of Stock Option Contracts pursuant to the Company's 1996 Stock Option Plan ("the Plan"), under which options to purchase up to an aggregate of 100,000 shares of the Company's Common Stock have been granted to three of the Company's Directors and 12 of its key employees ("the Contracts").

In rendering my opinion, I have reviewed the Plan, the Contracts, the Minutes of the meetings of the Board of Directors and Shareholders of the Company authorizing the Plan, the actions of the respective Committees of the Board of Directors which authorized various of the Contracts and a Form S-8 Registration Statement prepared for filing with the Securities and Exchange Commission, and I have made such other investigations and inquiries as I have deemed advisable. Based upon the foregoing, it is my opinion that:

         1. The Plan was validly authorized by the Company's Board of Directors and Shareholders under Delaware law.

         2. The Contracts were validly authorized by the requisite Committees of the Board of Directors as authorized by the Plan and Delaware law.

         3. The shares of the Company's Common Stock to be issued upon the exercise of the options under the terms of the Contracts will, upon issuance of the shares to the optionees and upon subsequent sale thereof by the optionees, be legally issued, fully-paid and non-assessable, without any further action by the Company's Board of Directors.

This opinion letter may be used by the Company as an exhibit to the aforementioned S-8 Registration Statement.

Very truly yours,


/s/ Gerald B Fincke
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Gerald B Fincke